UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 13, 2012

                                BOOKS-A-MILLION, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20664	63-0798460
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

402 Industrial Lane
Birmingham, Alabama 35211
 (Address of principal executive offices, including zip code)

(205) 942-3737
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01                      Changes In Registrant’s Certifying Accountant.

On April 13, 2012, Books-A-Million, Inc. (the “Company”) dismissed its independent registered public accounting firm, Grant Thornton LLP (“Grant Thornton”).  The dismissal of Grant Thornton was approved by the Company’s Audit Committee.  The Company has identified a replacement independent registered public accounting firm that is currently completing its independence review procedures. The Company will file a subsequent Form 8-K to identify the replacement independent registered public accounting firm once that firm's independence review procedures are complete.

The reports of Grant Thornton on the Company’s consolidated financial statements as of and for the fiscal years ended January 28, 2012 and January 29, 2011 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principle.

During the fiscal years ended January 28, 2012 and January 29, 2011 and through April 13, 2012, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference thereto in its reports on the Company’s consolidated financial statements for such years.  Furthermore, no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K) have occurred during the fiscal years ended January 28, 2012 and January 29, 2011 and through April 13, 2012.

The Company provided Grant Thornton with a copy of the foregoing disclosures and requested that Grant Thornton furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Grant Thornton agrees with the statements made by the Company with respect to Grant Thornton set forth above, and, if not, stating the respects in which Grant Thornton does not agree.  A copy of Grant Thornton’s letter is attached as Exhibit 16.1 to this Form 8-K.

Item 9.01                      Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.          Exhibit

16.1	Letter from Grant Thornton LLP to the Securities and Exchange Commission dated April 19, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOKS-A-MILLION, INC.
By:	/s/ Brian W. White
Brian W. White Chief Financial Officer

Dated: April 19, 2012